EXHIBIT 24

AMERICAN ELECTRIC POWER COMPANY, INC.
POWER OF ATTORNEY

Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements (including any Registration Statement on Form S-8 covering the registration of addition securities) for the registration thereunder of up to 15,000,000 shares of common stock, par value $6.50 per share, does hereby appoint SUSAN TOMASKY, STEPHEN P. SMITH and STEPHAN T. HAYNES his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s), or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned have signed these presents this 26th day of July, 2005.

/s/ E. R. Brooks	/s/ Michael G. Morris

/s/ Donald M. Carlton	/s/ Lionel L. Nowell III

/s/ John P. DesBarres	/s/ Richard L. Sandor

/s/ Robert W. Fri	/s/ Donald G. Smith

/s/ William R. Howell	/s/ Kathryn D. Sullivan

/s/ Lester A. Hudson, Jr.

AMERICAN ELECTRIC POWER COMPANY, INC.

I, Thomas G. Berkemeyer, Assistant Secretary of AMERICAN ELECTRIC IPOWER COMPANY, INC., HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of the board duly and legally held on July 27, 2005, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.

GIVEN under my hand this 27th of July, 2005.

/s/ Thomas G. Berkemeyer
Assistant Secretary

AMERICAN ELECTRIC POWER COMPANY, INC.
JULY 27 2005

The Chairman stated that the American Electric Power System Retirement Savings Plan presently operates by issuing new shares of Common Stock or with the Plan Trustee purchasing the shares of Common Stock in the open market. He stated that it is now necessary to authorize the registration of an additional 15,000,000 shares of Common Stock of the Company with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (the Act).

After discussion, upon motion duly made and seconded, it was unanimously

RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to prepare and execute a Registration Statement on the appropriate form, and any and all amendments and post-effective amendments thereto that such officers may consider necessary or desirable, for the purpose of registering under the Act, 15,000,000 shares of Common Stock, par value $6.50 per share (the “Additional Common Stock”), of the Company in the American Electric Power System Retirement Savings Plan, to be offered in connection with such Plan, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

The Chairman further stated that, in connection with the filing with the SEC of the Registration Statement, there was to be filed with the SEC a Power of Attorney, dated July 26, 2005, executed by certain of the officers and the directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement (including any Registration Statement on Form S-8 covering the registration of additional securities) and any and all amendments thereto.

Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

WHEREAS, the Company proposes to file with the SEC a Registration Statement (including any Registration Statement on Form S-8 covering the registration of additional securities) for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of Common Stock of the Company; and

WHEREAS, in connection with said Registration Statement, there is to be filed with the SEC a Power of Attorney, dated July 26, 2005, executed by certain of the officers and directors of this Company appointing Susan Tomasky, Stephen P. Smith and Stephan T. Haynes, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

NOW, THEREFORE, BE IT

RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

RESOLVED, that any and all action hereafter taken by any of said named attorneys under the Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by the Power of Attorney; and further

RESOLVED, that the Registration Statement and any amendments thereto, hereafter executed by any of said attorneys under the Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys, and further

RESOLVED, that Equiserve, as Transfer Agent, be and it hereby is authorized and requested to authenticate, deliver and transfer certificates for shares of the Additional Common Stock; and further

RESOLVED, that the authority of Equiserve, as Registrar, be and it hereby is increased by 15,000,000 shares; and that Equiserve be and it hereby is authorized and requested to register and countersign such certificates for shares of the Additional Common Stock; and further

RESOLVED, that the listing of the Additional Common Stock on the New York Stock Exchange (the “Exchange”) be, and it hereby is, authorized; and that Susan Tomasky, Stephen P. Smith and Stephan T. Haynes, or any one of them, be, and the same hereby are: (i) authorized to prepare, execute and cause to be delivered to the Exchange an application in the appropriate form for the listing of the Additional Common Stock; and (ii) designated representatives of the Company to appear before officials of the Exchange with authority to make such changes in said application and to take such steps as may be necessary to effect the listing of the Additional Common Stock on the Exchange.